UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2022

StarTek, Inc.
(Exact name of registrant as specified in charter)

Delaware	1-12793	84-1370538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4610 South Ulster Street, Suite 150
Denver, CO 80237
(Address of Principal Executive Offices) (Zip Code)

(303) 262-4500
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SRT	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01        Entry into a Material Definitive Agreement.

Acquisition and Redemption Agreement

On December 27, 2022, CSP Alpha Holdings Pte. Ltd. (“CSP Alpha”), a subsidiary of Startek, Inc. (“Startek”), entered into an Acquisition and Redemption Agreement among CSP Fund II LP (acting through its general partner CSP EAF II GP Limited), as incoming additional limited partner, CSP Alpha as the retiring limited partner and CSP CSS GP Limited, in its capacity as general partner of CSS Corp LP (the “Partnership”) (the “Acquisition and Redemption Agreement”).  The Partnership was formed for the purpose of investing in CSS Corp Technologies (Mauritius) Limited or any of intermediary holding vehicles holding any securities or assets of the foregoing entities (collectively, the “Target Company”).

Pursuant to the Acquisition and Redemption Agreement, at the completion on December 27, 2022, the Partnership  redeemed in full all of the partnership interests held by CSP Alpha in the Partnership for a cash redemption price of USD$45,683,333 paid to CSP Alpha (the “Redemption Transaction”).  Following the Redemption Transaction, CSP Alpha ceased to be a limited partner of the Partnership and  has no rights or liabilities relating to the Partnership with respect to periods after the completion of the redemption.  The Acquisition and Redemption Agreement contains representations, warranties, indemnification obligations and covenants of the parties customary for a transaction of this type.

Startek will utilize the  proceeds from the Redemption Transaction (net of taxes and deal expenses) towards prepayment of its secured revolving credit facility and senior term loan facility agreement.

Call Option Non-Exercise

In connection with Startek’s original investment in the Target Company, Startek also entered into a call option agreement with CSP EAF Fund LP on February 19, 2021, and a call option agreement with CSP Management Limited on February 21, 2021 (collectively, the “Option Agreements”). The Option Agreements provided Startek the right (but not the obligation), to acquire all of the interest in the Target Company held by CSP EAF Fund LP and CSP Management Limited.  Such Option Agreements can only be exercised between August 19, 2022 and April 19, 2023 and are not transferable to any third parties.  In connection with the Redemption Transaction, Startek has determined that it will not be exercising the call options provided for by the Option Agreements.

Delegation of Authority

The Board of Directors of Startek delegated to Startek’s Audit Committee the full power and authority of the Board of Directors to consider and evaluate the Redemption Transaction and whether to exercise the call options contemplated by the Option Agreements, to negotiate the terms of the Redemption Transaction on behalf of Startek, and to approve the Redemption Transaction and the decision whether to exercise the call options contemplated by the Option Agreements. The Board effected the above delegation because Startek’s controlling shareholder also controls CSP Fund II LP and will be admitted to the Partnership.

Forward-Looking Statements

The matters regarding the future discussed in this Form 8-K include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. As described below, such statements are subject to a number of risks and uncertainties that could cause the actual Startek results to differ materially from those expressed or implied by any such forward-looking statements. Readers are encouraged to review risk factors and all other disclosures appearing in the Company's Form 10-K for the fiscal year ended December 31, 2021, as filed with the Securities and Exchange Commission (SEC) on March 14, 2022, as well as other filings with the SEC, for further information on risks and uncertainties that could affect the Startek business, financial condition and results of operation. Copies of these filings are available from the SEC, the Company’s website or the Company’s investor relations department. Startek assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARTEK, INC.

Date: December 30, 2022	By:	/s/ Nishit Shah
Nishit Shah
Chief Financial Officer